Exhibit 99.1

Code of Ethics for International Rectifier Employees

This Code of Ethics summarizes the commitment of International Rectifier Corporation to conduct its business activities in accordance with the highest ethical standards and consistent with all applicable laws, rules and regulations. All employees of IR and its affiliates and subsidiaries and IR’s Board of Directors are required to comply with the principles set forth in this Code of Ethics. This Code of Ethics has been designed to prevent wrongdoing and to promote:

•                  Honest and ethical conduct

•                  Complete and accurate disclosure in reports and documents

•                  Protection of IR’s confidential and proprietary information and similar information of those parties with whom we do business

•                  Compliance with applicable governmental laws, rules and regulations

•                  Prompt internal reporting, investigation and resolution of allegations of Code of Ethics violations

Overview

We believe that all business relationships are built on being honest, open and fair. We are committed to upholding high professional standards in all our global business operations. Our employees are the key to International Rectifier’s success.  Every employee is part of the IR team and each deserves to be treated with dignity and respect.  We strive to provide a challenging and exciting environment where each employee performs his or her job within an environment of lawful and ethical conduct. All employees are expected to understand and comply with the Code and to raise concerns if they believe a violation of the Code has or may have taken place. No employee has the authority to cause other employees to violate the Code of Ethics. Managers, in particular, are expected to set a high standard for themselves and other employees. Managers should always encourage and expect their employees to do the right thing, even when the right thing could mean not cutting corners for short-term gain or not doing business with parties having ethical practices inconsistent with our own.

The fundamental principle that underlies the way we do business is doing what is right. This includes an understanding of the legal and ethical environments in which we do business. International Rectifier has an obligation to be aware of and comply with the legal boundaries wherever we do business. We have the same obligation to our customers.  People trust us because of our commitment to them and to the standards to which we hold ourselves. For everyone at International Rectifier, this means following not only the letter but the spirit of the law and doing what is right even when the law is not always specific.

This Code of Ethics outlines the broad principles of legal and ethical business conduct embraced by International Rectifier. It is not a complete list of legal or ethical questions an employee might face in the course of business and, therefore, this Code must be applied using common sense and good judgment.

IR periodically issues policies relating to specific legal or ethical issues. Such policies are also included within this Code and IR employees are expected to fully comply with those policies as well. Other published policies include additional information on matters such as Equal Employment Opportunity, Harassment, Insider Trading, Intellectual Property, International Trade Controls, Internet Use, Environmental Health and Safety and Financial Reporting. These additional policies are available under “Policies” on wwwmyirf.com.

Employees who have questions regarding business conduct or possible violations should contact their manager, HR representative or the Legal Department. Violations of the Code may result in discipline up to and including immediate termination.

Basic Conduct Expected of All IR Employees

I.                                         Comply with All Applicable Laws and Regulations

All employees must comply with all applicable laws and government regulations in the United States and in other countries where IR conducts business. Without limitation, attention should particularly be paid to statutes and regulations in the following areas: antitrust, insider trading, international trade controls and anti money laundering.

A brief overview of several legal areas follows:

Anti-Trust: Most countries have laws that prohibit certain business practices that could adversely impact effective competition. These laws touch upon and affect virtually all aspects of IR’s operations. IR fully embraces all antitrust laws and avoids conduct that may even give the appearance of being questionable under those laws. It is important that employees do not propose or enter into agreements or understandings with competitors regarding any aspects of competition. Competition laws can be very complex and any questions about a particular activity or practice that could potentially raise antitrust considerations should be directed to the Legal Department. These include, for example, business arrangements that might include exclusivity, agreements that restrict customer choices in utilizing an IR product, technology licensing, pricing determinations and relationships with distributors.

Insider Trading: If an employee has “inside information”, which is material, non-public information relating to International Rectifier or its business, it is IR policy that the employee, the employee’s family members, or any entities controlled by the employee or their family members, may not buy or sell IR stock or engage in any other action to take advantage of or pass on to others that information. Information is “material” if it could affect the market price of IR’s stock or if a reasonable investor would attach importance to the information in deciding whether to buy, sell or hold IR stock. This policy also applies to trading in the stock of any other company if any employee has material, non-public information which the employee obtained by virtue of their position with IR. Such information could include, for example, knowledge of a major restructuring, corporate change, a large acquisition or divestiture or a significant change in IR’s backlog, revenue or margins. Even the appearance of an improper transaction must be avoided.

In addition to the obligation to refrain from trading while in possession of material, non-public information, employees are also prohibited from “tipping” others. The concept of unlawful tipping includes passing on information to friends or family members under circumstances that suggest that employees were trying to help them make a profit or avoid a loss. Besides being considered a form of insider trading, of course, tipping is also a serious breach of corporate confidentiality. For this reason, employees should be careful to avoid discussion sensitive information in situations where others may hear such information.

International Trade Controls: Export of products and design, development, and production technology is subject to various U.S. national security, foreign policy and anti-terrorism laws and regulations. Employees must ensure that proper IR policies have been followed in the export of products and the providing of design, development, or production technology to non-U.S. nationals or other countries, including the licensing, shipping documentation, reporting and record retention requirements relating to the process. The execution of Non-Disclosure Agreements do not alone constitute written authorization to transfer design, development or production technology. Any questions relating to controls that could impact international transactions should be directed to IR’s Export Manager.

Money Laundering Prevention: People who are involved in criminal activity (for example, drug trafficking, bribery and fraud) often try to “launder” the proceeds of their crimes to hide their criminal activity or to make the proceeds of their crimes look legitimate. Multiple countries have laws against money laundering which prohibit the acceptance or processing of the proceeds of criminal activity. Employees are advised to follow procedures to “know your customer” by conducting business only with legitimate customers and are encouraged to be particularly diligent in looking out for suspicious forms of payment.

II.            Deal Fairly with Customers, Suppliers and Other Third Parties

IR succeeds through honest business conduct and will not seek competitive advantages through improper business practices. Employees are expected to deal fairly with customers and suppliers and to be truthful, accurate and complete in all representations to and dealings with those customers and suppliers. The submission of the proposal, quotation, testing data or other document or any written statement that is false, incomplete or misleading could result in liability for the Company, the employee and the supervisors who condone such practices.

Employees are also expected to do business only with reputable and qualified suppliers and representatives and should follow appropriate business procedures to assure such parties’ qualifications.

Improper Payments or Gifts

IR does not permit nor condone bribes, kickbacks, or any other illegal or improper payments or contributions to any third party for the purpose of gaining any competitive or business advantage. No business courtesies should be offered under circumstances that might create the appearance of improper conduct and, as a result, any gifts or entertainment  must be “ordinary and reasonable” under the circumstances. This means that the gifts and entertainment must: 1) be consistent with IR’s business policies, 2) not in violation of applicable laws and regulations (such as state or federal procurement laws and regulations) or the policy of the third parties with which IR does business, 3) usual and reasonable in the context of commercial business relationships, and 4) would not be embarrassing to IR if disclosed publicly. This does not prohibit lawful reimbursement for reasonable expenses, such as expenses directly related to the promotion of IR products or services or relating to execution of a contract.

IR employees and members of their families must not accept gifts or entertainment of any significant value (whether in the form of favors, money, goods or services) from any customers, suppliers or other business partners. This is not intended to preclude IR employees from receiving or evaluating appropriate complimentary products or services. Nor is it intended to preclude IR from making a gift to a company or organization, provided that the gift is openly given and is consistent with applicable laws and the policies of the receiving company. In rare circumstances, local customers in some countries may call for the exchange of gifts having more than nominal value as part of a business relationship. These gifts should be coordinated with senior management after consultation with the Legal Department so that they are gifts given or received on behalf of IR.

III.           Deal Honestly with Governments and Governmental Officials and Other Public Entities

IR employees are required to comply with U.S. and foreign laws concerning dealings with foreign officials. In general, employees may not promise, offer or make any payments in the form of cash, products, or services to any foreign official in exchange for, or in order to bring about, favorable business treatment or to affect any governmental decision.

The Foreign Corrupt Practices Act (FCPA) specifically prohibits bribery of foreign officials and requires all U.S. companies to maintain reasonably complete and accurate books and records which satisfy FCPA requirements. The anti-bribery provisions of the FCPA make it a criminal offense to offer a bribe to a foreign official, foreign political party, party official or candidate for foreign political office in order to obtain, retain, or direct business to any person. No IR employee shall engage in any activity which violates the FCPA or is likely to circumvent our systems, procedures and controls for internal accounting. IR employees are required to seek advice from the Legal Department if any issues arise concerning the FCPA.

In addition, there are extensive regulations and procedures that may be applicable when IR is conducting business with a government entity. Employees should understand that special requirements might apply when IR is doing business with a government body (including federal, state or local governments in the United States). Because government officials are obligated to follow specific codes of conduct, special care must be taken in any government procurement. Some key requirements for doing business with the government are:

•                  Follow applicable laws and regulations, with particular emphasis on those special requirements associated with government contracts and transactions

•                  Be absolutely truthful, complete and accurate when dealing with government officials and agencies

•                  Do not improperly solicit or obtain confidential information (such as sealed competitor bids) from government officials prior to the award of contract

•                  Ensure that reports, certifications and statements are accurate and that contract requirements are identified and clearly communicated to those persons who have responsibility for contract performance

Employees are expected to consult with the Legal Department when dealing directly with any government entity or being asked to agree to governmental requirements when doing business with a third party.

Public Disclosures

As a public company, it is of critical importance that IR’s filings with the Securities and Exchange Commission, the New York Stock Exchange and other entities be accurate and timely. International Rectifier expects all of its employees to take this responsibility very seriously and to provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely, and understandable disclosure in reports and documents that IR files with, or submits to, government agencies and in other public communications.

In addition, any employee who is contacted by the financial community, the press or any third party seeking information regarding IR business activities (including information on business trends or forecasts, business in any specific geographic or product area, product bookings, shipments, lead times, customers, pricing, suppliers, new products or technologies) should refer all inquiries to the IR Investor Relations organization.

IV.           Deal Honestly as an IR Employee

Maintain Accurate Books, Accounts and Records

All Company payments and other transactions must be properly authorized by management and be accurately and completely recorded on the Company’s books and records in accordance with generally accepted accounting principles and established corporate accounting policies. It is a violation of Company policy to make false, incomplete or misleading entries or statements. No undisclosed or unrecorded Company funds shall be established for any purpose and no Company funds shall be placed in any personal or non-corporate account.

All records, documents and communications (including e-mails) should be clear, truthful and professional. Avoid creating “bad documents” which could cause misunderstandings or potential embarrassment to the Company.

Avoid Conflicts of Interest or Outside Interests Which Could Reflect Unfavorably On IR

IR expects its employees to devote their working time and efforts to the Company’s interests and to avoid any activity that might detract from or conflict with the Company’s interests or unfavorably reflect on IR or its reputation. In particular, employees may not have any employment, consulting or other business relationship with a competitor, customer or supplier of the Company (except for moderate holdings of publicly traded securities) unless the employee has the advance written permission of the appropriate IR officer after consultation with the Legal Department.

Employees should also fully disclose any situation where IR may be considering entering into any business relationship with a relative of the employee or with any entity in which the employee or a family member has an interest.

In addition employees should not (a) personally take for themselves opportunities that are discovered or leveraged through the use of corporate property, information or position; (b) use corporate property, information or position for personal gain; or (c) compete with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

Employees must also receive permission before independently developing outside their IR duties any products, software or intellectual property that is or may be related to IR’s current or potential business activities.

It is imperative that any actual or potential conflicts be disclosed immediately to Company management. Failure to disclose this conflict of interest is a violation of Company policy and may result in disciplinary action, including termination.

Protect Proprietary Information

Proprietary information is any information that was developed, created, discovered by or on behalf of IR or was conveyed to the company. It is information that has commercial value to IR’s business or that IR does not want to be publicly disclosed. It includes software programs, source and object code, trade secrets, copyrights, ideas, techniques, know-how, inventions (whether patentable or not), and any other information of any type relating to design, product specifications, configurations, tooling, schematics, mask works, works of authorship, formulae, mechanisms, research, manufacture, assembly, installation, marketing, pricing, customers, salaries and terms of compensation of company employees and costs or other financial data concerning any of the foregoing or the company and its operations generally. It can in the broad sense relate to a broad category of the Company’s intellectual property, including patents, trade secrets, copyrights and trademarks.

Our business and business relationships center on our confidential and proprietary information and the information of those with whom we do business, including customers, vendors and partners. Each employee has the duty to respect and protect the confidentiality of all such information and all employees, during the time of their employment and thereafter, should comply with the following:

•                  Confidential information should be received and disclosed only under the auspices of a written agreement

•                  Confidential information should be disclosed only to those IR employees who need to access the information in order to perform their jobs

•                  Confidential information of a third party should not be used or copied by an IR employee except as permitted by the third-party owner (except as permitted in a written agreement between IR and the third party owner)

•                  Unsolicited third-party confidential information should be refused or, if inadvertently received by an employee, returned unopened to the third party or transferred to the Legal Department for appropriate disposition

•                  Employees must refrain from using any confidential information belonging lawfully to any former employers (with the exception of any such information acquired by IR)

•                  Employees must not engage in any activities which infringe the patents, trademarks, copyrights of other intellectual property rights of others and any questions relating to any potential infringements should immediately be brought to the attention of the Legal Department.

HOW TO RAISE A CONCERN

All IR employees are responsible not only for not only conducting themselves consistent with the Code but also for promptly reporting any issue or concern they believe in good faith may constitute a violation of this Code or any other IR policy. Employees should understand that they many options for raising questions about this Code or legal or ethical issues and they should raise those concerns with any of the various contacts listed below:

• Your supervisor or manager	• Human Resources
• Next level of management	• Ethics Hotline
• Company legal counsel	1-877-446-8545

• Ethics Website	IR Audit Committee 233 Kansas Street El Segundo, CA 90245
• Audit Committee of the Board of Directors at: auditcommittee@irf.com or

It is IR policy to promote and implement prompt and consistent enforcement of this Code. Employees are expected to report any irregularities or suspected violations of this Code or what may be honest mistakes which they believe could appear to raise issues under the Code. What is important is that employees speak up, get concerns into the open and seek answers so that problems or concerns can be resolved quickly. It is against IR policy for the Company or any IR employee to retaliate against any employee for good faith reporting of violations of this Code or any other IR policy.

Update: November 21, 2005